Exhibit 99.1

Akers Biosciences and Premas Biotech Announce Successful Completion of Vaccine Prototype & Obtained First Images of VLP

Thorofare, New Jersey, May 14, 2020/ -- Akers Biosciences, Inc. (the “Company”) (NASDAQ: AKER), a developer of rapid health information technologies, today announced that Premas Biotech, its partner in the development of a vaccine candidate that is seeking to address the COVID-19 pandemic, has successfully completed its vaccine prototype. Premas obtained transmission electron microscopic (TEM) images of the recombinant virus like particle (VLP) assembled in yeast during the past week which marks a significant milestone and is believed by Premas to be one of the first in the world for VLP of SARS-CoV-2 virus. Premas, which is primarily responsible for the development of the vaccine candidate through proof of concept, is collating data at this time and, collectively with Akers, moving forward with conversations with regulatory authorities in India and continuing to develop a regulatory strategy in the United States. A manufacturing protocol has also been established and large-scale production studies have been initiated for the vaccine candidate.

Prabuddha Kundu, Co-Founder and Managing Director at Premas Biotech, commented, “We are delighted to announce the three protein VLP formation as confirmed from the TEM images and other orthogonal analysis that have captured the distinct structural features of the VLP. The vaccine candidate is based on the three COVID-19 proteins; Spike, Envelope and Membrane. We believe that this combination of three proteins distinguishes us from other companies seeking to develop COVID-19 vaccines and makes the VLP promising as we work to proceed into pre-clinical trials.”

Christopher Schreiber, Executive Chairman of Akers, stated, “We are encouraged by the recent progress made with Premas. As our next step, we will present our findings to regulatory authorities with the intent of initiating pre-clinical trials this summer. We will keep shareholders informed as we proceed through our milestones.”

About Premas Biotech

Premas Biotech develops novel technologies and partners with global biopharmaceutical companies to build and develop novel biotherapeutic & vaccine candidates. Premas’ key focus areas are infectious diseases, cancer, metabolic disorders and inflammation. Besides D-CryptTM the difficult to express proteins expression platform, Premas’ leading technologies include Axtex-4D™: an ex-vivo tissueoid generation platform and C-Qwence™: a fully human naive India based scFv antibody library. Further information is available on the Company’s website: www.premasbiotech.com

Contact email: contact@premasbiotech.com

About Akers Biosciences Inc.

Akers Biosciences is pursuing the development of a newly acquired license to a coronavirus vaccine candidate. In addition, the company develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring health related information directly to the patient or clinician in a timely and cost-efficient manner. Akers has previously announced that that it had identified the hemp and minor cannabinoid sectors as promising adjacent opportunities that could benefit from Akers’ existing facility and its core competencies.

Additional information on the company and its products can be found at www.akersbio.com.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, changes in the market acceptance of the company’s products and services; challenges we may face in identifying, acquiring and operating new business opportunities; the outcome of litigation or other proceedings to which the company is subject or which it may become subject to in the future; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the company operates; the company’s relationships with its key customers; adverse conditions in the industries in which the company’s customers operate; the company’s ability to retain and attract senior management and other key employees; the company’s ability to quickly and effectively respond to new technological developments; the company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the company’s proprietary rights; the company’s ability to achieve the expected benefits and costs of the transactions related to the acquisition of Cystron Biotech, LLC, including, the timing of, and the company’s ability to, obtain and maintain regulatory approvals for clinical trials of the company’s vaccine product candidate, the timing and results of the company’s planned clinical trials for its vaccine product candidate, the amount of funds the company requires for its vaccine product candidate, and the company’s ability to maintain its license with Premas Biotech PVT Ltd; and the impact of the recent COVID-19 outbreak on the company’s results of operations, business plan and the global economy. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission, as may be supplemented or amended by the company’s Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR

Brett Mass, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com